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                                                                    EXHIBIT 10.4

                           Kindred Healthcare, Inc.
                               Lock-Up Agreement
                               October 22, 2001

Kindred Healthcare, Inc.
680 South Fourth Street
Louisville, Kentucky 40202-2412

Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
UBS Warburg LLC
Lehman Brothers Inc.
As Representatives of the several
Underwriters to be named in the
Underwriting Agreement

c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010-3629


Dear Sirs:

          As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the Common Stock (the "Securities") of Kindred Healthcare, Inc. and any successor (by merger or otherwise) thereto (the "Company"), the undersigned hereby agrees that from the date hereof and until 90 days after the date of the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not (1) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (2) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or (3) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in the case of each of clauses (1), (2) and (3), the prior written consent of Credit Suisse First Boston Corporation. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse First Boston Corporation, it will not, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

          The Company represents and warrants to the undersigned that each officer, director and person named as a selling securityholder in the final prospectus has entered into an agreement with the Company and the Underwriters with substantially similar terms, containing no material differences from the terms of this agreement. In the event any of the shares held by any officers or directors or 1% or greater securityholders of the Company (each a "Released Stockholder") are released from such lock-up restrictions, Credit Suisse First Boston Corporation will release the undersigned with respect to the percentage of the Securities held by the undersigned equal to (a) the aggregate number of Securities released from such lock-up restrictions (other than releases pursuant to this paragraph or a similar paragraph in lock-up agreements with other holders) divided by (b) the aggregate number of Securities of the Released Stockholder subject to the lock-up restrictions as of the Public Offering Date.

          Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. The restrictions in the preceding paragraph shall not apply to (i) gifts and transfers by will or

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intestacy or (ii) transfers to (A) the undersigned's members, partners, affiliates or immediate family or (B) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family; provided that (x) the donee or transferee agrees in writing to be bound by the foregoing restrictions in the same manner as they apply to the undersigned and (y) if the donor or transferor is a reporting person subject to Section 16(A) of the Securities Exchange Act of 1934 (the "Exchange Act"), any gifts or transfers made in accordance with this sentence shall not require such person to, and such person shall not voluntarily, file a report of such transaction on Form 4 under the Exchange Act. The term "immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor's spouse. Further, the restrictions in the preceding paragraph shall not apply to (1) transactions relating to shares of Securities or other securities acquired in open market transactions after the completion of the public offering and (2) the distribution by Ventas, Inc. ("Ventas") or The Ventas Stockholder Trust (the "Ventas Trust") of up to 350,000 shares of such Securities to Ventas stockholders on or after December 24, 2001, the resale by such stockholders of the shares so distributed and any public disclosure by Ventas of the Ventas entities' intention to effect such distribution.

          In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

          This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before November 30, 2001.

                              Very truly yours,

                              VENTAS REALTY, LIMITED PARTNERSHIP

                              By:  Ventas, Inc., Its General Partner


                              By:  /s/ T. Richard Riney
                                   --------------------
                                   Name:   T. Richard Riney
                                   Title:  Executive President and
                                           General Counsel
Agreed to:

KINDRED HEALTHCARE, INC.

By:  /s/ Richard A. Schweinhart
     --------------------------
     Name:   Richard A. Schweinhart
     Title:  Senior Vice President & CFO

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